Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-20-08

THE GEO GROUP REPORTS FIRST QUARTER 2020 RESULTS

Boca Raton, Fla. – April 30, 2020 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the first quarter 2020, provided an update on the impact of the COVID-19 pandemic on GEO, and issued updated financial guidance.

First Quarter 2020 Highlights

•	Total revenues of $605.0 million

•	Net Income Attributable to GEO of $25.2 million or $0.21 per diluted share

•	Adjusted Net Income of $0.24 per diluted share

•	Net Operating Income of $150.2 million

•	Normalized FFO of $0.39 per diluted share

•	AFFO of $0.55 per diluted share

FY20 Guidance Updated; 2Q20 Guidance Provided

•	Updated financial guidance reflects the impact of COVID-19 pandemic on GEO

•	FY20 Net Income Attributable to GEO expected to be $0.92-$1.04 per diluted share

•	FY20 Adjusted Net Income expected to be $1.00-$1.12 per diluted share

•	FY20 AFFO expected to be $2.25-$2.35 per diluted share

•	2Q20 Net Income Attributable to GEO expected to be $0.20-$0.24 per diluted share

•	2Q20 Adjusted Net Income expected to be $0.23-$0.27 per diluted share

•	2Q20 AFFO expected to be $0.54-$0.58 per diluted share

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “As our country and the world face an unprecedented health and economic crisis, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of all those entrusted to our care and our employees has always been our number one priority, and we have implemented comprehensive steps to address and mitigate the risks of COVID-19 across our company. We are incredibly proud of our frontline employees who make daily sacrifices to care for all those in our facilities and programs.

“While we have continued our operations as an essential government services provider, the spread of COVID-19 has also negatively impacted our projected revenues and cash flows. Despite the significant challenges associated with this global pandemic, our business, earnings and cash flows remain resilient, and we believe we have adequate liquidity and access to capital. We have taken what we believe is a prudent approach to our guidance for 2020, and we remain focused on the effective allocation of capital and on the enhancement of long-term value for our shareholders.”

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

COVID-19 Update

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. As a longstanding provider of essential government services, we have experience with the implementation of best practices for the prevention, assessment, and management of infectious diseases.

•	All of our facilities operate safely and without overcrowded conditions.

•	All of our facilities have access to regular handwashing with clean water and soap.

•	All of our secure services facilities provide 24/7 access to healthcare.

•	All of our U.S. Immigration and Customs Enforcement (“ICE”) Processing Centers typically have approximately double the number of healthcare staff, compared to state correctional facilities.

•	Most of our facilities are equipped with Airborne Infection Isolation Rooms.

From the outset of the COVID-19 global pandemic, our corporate, regional and field staff have implemented comprehensive steps to address and mitigate the risks of COVID-19 to all those in our care and our employees.

•	We issued guidance to all our facilities, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention.

•

We updated our policies and procedures to include best practices for the prevention, assessment, and management of COVID-19, including the implementation of quarantine and cohorting procedures to isolate confirmed and presumptive cases of COVID-19, including medical isolation and the use of Airborne Infection Isolation Rooms.

•

We provided educational guidance to our employees and individuals in our care on the best preventative measures to avoid the spread of COVID-19 such as frequent and careful handwashing; avoiding touching areas of the face, including facial hair; avoiding individuals exhibiting flu-like symptoms; proper cough and sneeze etiquette; social distancing requirements; and adjustments to laundry and meal schedules.

•

We increased the frequency of distribution of personal hygiene products, including soap, shampoo and body wash, and tissue paper, and we are ensuring the daily availability of bars of soap or soap dispensers at each sink for hand washing in all of our facilities.

•

We deployed specialized sanitation teams to sterilize high-contact areas of our facilities and have developed intensive schedules and procedures for the cleaning and disinfecting of facility spaces above and beyond normal cleaning activities.

•	We procured additional cleaning equipment and sanitation products that are proven healthcare grade disinfectants.

•

We advised our employees to remain home if they exhibit flu-like symptoms, and we have exercised flexible paid leave and Paid Time Off policies to allow for employees to remain home if they exhibit flu-like symptoms or to care for a family member.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

•

We engaged with our government agency partners to promptly suspend non-essential visitation at all of our facilities, and we have employed additional measures during the intake and entry process at all of our facilities to include screening specific to COVID-19, including temperature checks for all staff and any legally required visitors before entering our facilities, as well as, verbal medical screening questionnaires.

•

We ordered and received swab kits for COVID-19 from a national supplier, and we enacted quarantine and testing policies for any employees who may have come into contact with any individual who has tested positive for COVID-19.

•

At every one of our facilities, we have worked closely with our government agency partners and local health officials to develop COVID-19 emergency plans and testing policies for the individuals in our care.

•	In March of 2020, we started procuring additional Personal Protective Equipment and began issuing it as clinically needed at facilities impacted by COVID-19.

•

Over the course of April of 2020, we coordinated with our government agency partners to distribute Personal Protective Equipment, including facemasks to all staff, inmates, detainees, and residents as a precautionary measure at all of our Federal Bureau of Prisons facilities, ICE Processing Centers, U.S. Marshals facilities, state correctional facilities, local correctional facilities and jails, residential reentry centers, and youth services residential facilities.

We will continue to coordinate closely with our government agency partners and local health agencies to ensure the health and safety of all those in our care and our employees. We are grateful for our frontline employees who are making sacrifices daily to provide care for all those in our facilities during this unprecedented global pandemic. Information on the steps we have taken to address and mitigate the risks of COVID-19 can be found at www.geogroup.com/COVID19.

First Quarter 2020 Review

We reported first quarter 2020 net income attributable to GEO of $25.2 million, or $0.21 per diluted share, compared to $40.7 million, or $0.34 per diluted share, for the first quarter 2019. We reported total revenues for the first quarter 2020 of $605.0 million compared to $610.7 million for the first quarter 2019.

Additionally, first quarter 2020 results reflect a $0.4 million gain on real estate assets pre-tax, a $1.6 million gain on the extinguishment of debt, pre-tax, $2.0 million in start-up expenses, pre-tax, $1.9 million in close-out expenses, pre-tax, $0.9 million in COVID-19 related expenses, pre-tax, and $0.8 million in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported first quarter 2020 Adjusted Net Income of $28.8 million, or $0.24 per diluted share.

We reported first quarter 2020 Normalized Funds From Operations (“Normalized FFO”) of $47.2 million, or $0.39 per diluted share, compared to $60.3 million, or $0.50 per diluted share, for the first quarter 2019. We reported first quarter 2020 Adjusted Funds From Operations (“AFFO”) of $66.6 million, or $0.55 per diluted share, compared to $80.3 million, or $0.67 per diluted share, for the first quarter 2019.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2020 Financial Guidance

We updated our financial guidance for the full-year of 2020 and issued guidance for the second quarter of 2020. Even though we have continued our operations as an essential government services provider, the spread of COVID-19 has negatively impacted a number of our facilities and programs and is expected to result in lower full-year 2020 revenues, primarily for our ICE Processing Centers and U.S. Marshals Service facilities and our GEO Reentry Services business.

Our ICE Processing Centers and U.S. Marshals Service facilities began experiencing lower overall occupancy in late March 2020 as a result of declines in crossings and apprehensions along the U.S. Southwest border, as well as, a decrease in court and sentencing activity at the federal level in the United States due to the COVID-19 pandemic. Additionally, the U.S. federal government recently issued COVID-19 operational guidance recommending a reduction to 75 percent of capacity at ICE Processing Centers where possible to promote social distancing practices.

Our GEO Secure Services contracts typically contain fixed-price or minimum guarantee payment provisions intended to ensure adequate staffing levels and consistent service delivery. Our ICE Processing Centers and U.S. Marshals Service facilities are currently operating at or around the capacity level tied to the fixed-price or minimum guarantee payment provisions. While it is possible that we may experience an improvement at these facilities later this year, our updated full-year 2020 guidance assumes a continuation of lower occupancy levels through the end of the year, resulting in an estimated revenue decline of approximately 8% for the full-year 2020.

Our GEO Reentry Services business also began experiencing a decline in occupancy in late March 2020 at our residential reentry centers and non-residential day reporting programs due to lower levels of referrals by federal, state and local government agencies because of the COVID-19 pandemic. While it is possible that referral levels for our GEO Reentry Services business may increase later this year, our updated full-year 2020 guidance assumes lower occupancy levels for our residential reentry centers and day reporting programs through the end of the year, resulting in an estimated revenue decline of approximately 4% for the full-year 2020.

We have also increased our spending on personal protective equipment, diagnostic testing, and medical expenses as a result of the COVID-19 pandemic and expect to incur several million dollars in non-recurring costs during 2020. Additionally, our updated guidance continues to assume no contribution from our 700-bed Central Valley, 750-bed Desert View, and 700-bed Golden State facilities in California, even though we are hopeful these facilities will be activated as ICE Processing Center annexes during the second half of 2020.

As a result of these factors, we have updated our full-year 2020 guidance for Net Income Attributable to GEO to a range of $0.92 to $1.04 per diluted share; Adjusted Net Income to a range of $1.00 to $1.12 per diluted share; and AFFO to a range of $2.25 to $2.35 per diluted share. We expect full-year 2020 revenues to be approximately $2.38 billion.

For the second quarter of 2020, we expect Net Income Attributable to GEO to be in a range of $0.20 to $0.24 per diluted share; Adjusted Net Income to be in a range of $0.23 to $0.27 per diluted share; and AFFO to be in a range of $0.54 to $0.58 per diluted share. Compared to our first quarter 2020 results, second quarter 2020 guidance reflects lower employment tax expenses, which are front-loaded in the first quarter of each year.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Financial Flexibility and Liquidity

At the end of the first quarter of 2020, we had approximately $32 million in cash on hand and approximately $350 million in available borrowing capacity under our $900 million revolving credit facility, which matures in May 2024, in addition to an accordion feature of $450 million under our senior credit facility. For the full-year 2020, we have reduced our planned capital spending by deferring capital expenditure projects where possible and closely managing our working capital. We expect capital expenditures in 2020 to total approximately $85 million, including $19 million in maintenance capital expenditures.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s first quarter 2020 financial results as well as its outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 14, 2020 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10142872.

About The GEO Group

The GEO Group (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 126 facilities totaling approximately 94,000 beds, including projects under development, with a workforce of approximately 23,000 professionals.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2020, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, COVID-19 expenses, pre-tax, and close-out expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO.

The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on real estate assets, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our correctional facilities, processing centers, and reentry centers, we believe that assessing the performance of our correctional facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO.

We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the full year and second quarter of 2020, the assumptions underlying such guidance, and statements regarding the impact of COVID-19, our available borrowing capacity and liquidity, reduced planned capital spending and the allocation of capital to enhance long-term value for our shareholders. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2020 given the various risks to which its business is exposed, including the magnitude, severity, and duration of the current COVID-19 global pandemic and its impact on GEO; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to obtain future financing on acceptable terms; (5) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (6) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (7) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (8) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic; (10) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (11) GEO’s ability to remain qualified as a REIT; (12) the incurrence of REIT related expenses; and (13) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	March 31, 2020	December 31, 2019
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$32,414	$32,463
Restricted cash and cash equivalents	27,865	32,418
Accounts receivable, less allowance for doubtful accounts	375,453	430,982
Contract receivable, current portion	4,686	11,199
Prepaid expenses and other current assets	36,108	40,716

Total current assets	$476,526	$547,778

Restricted Cash and Investments	27,271	30,923
Property and Equipment, Net	2,142,530	2,144,722
Contract Receivable	319,819	360,647
Operating Lease Right-of-Use Assets, Net	123,465	121,527
Assets Held for Sale	4,405	6,059
Deferred Income Tax Assets	36,278	36,278
Intangible Assets, Net (including goodwill)	980,693	986,426
Other Non-Current Assets	76,860	83,174

Total Assets	$4,187,847	$4,317,534

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$92,887	$99,232
Accrued payroll and related taxes	63,005	54,672
Accrued expenses and other current liabilities	178,834	191,608
Operating lease liabilities, current portion	26,968	26,208
Current portion of finance lease obligations, long-term debt, and non-recourse debt	23,625	24,208

Total current liabilities	$385,319	$395,928

Deferred Income Tax Liabilities	19,254	19,254
Other Non-Current Liabilities	82,591	88,526
Operating Lease Liabilities	99,314	97,291
Finance Lease Liabilities	2,563	2,954
Long-Term Debt	2,370,890	2,408,297
Non-Recourse Debt	270,460	309,236
Total Shareholders’ Equity	957,456	996,048

Total Liabilities and Shareholders’ Equity	$4,187,847	$4,317,534

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2020	Q1 2019
	(unaudited)	(unaudited)

Revenues	$605,017	$610,667
Operating expenses	461,322	456,997
Depreciation and amortization	33,327	32,469
General and administrative expenses	53,782	46,424

Operating income	56,586	74,777

Interest income	5,438	8,396
Interest expense	(34,180)	(40,280)
Gain on extinguishment of debt	1,563	—

Income before income taxes and equity in earnings of affiliates	29,407	42,893

Provision for income taxes	6,546	4,840
Equity in earnings of affiliates, net of income tax provision	2,260	2,596

Net income	25,121	40,649

Less: Net loss attributable to noncontrolling interests	60	56

Net income attributable to The GEO Group, Inc.	$25,181	$40,705

Weighted Average Common Shares Outstanding:
Basic	119,394	118,774
Diluted	119,933	119,496

Net income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.21	$0.34

Diluted:
Net income per share — diluted	$0.21	$0.34

Regular Dividends Declared per Common Share	$0.48	$0.48

*	all figures in ‘000s, except per share data

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q1 2020	Q1 2019
Net Income attributable to GEO	$25,181	$40,705

Add:
(Gain)/Loss on real estate assets, pre-tax	(424)	1,497
(Gain)/Loss on extinguishment of debt, pre-tax	(1,563)	—
Start-up expenses, pre-tax	1,953	—
COVID-19 expenses, pre-tax	892	—
Close-out expenses, pre-tax	1,936	—
Tax effect of adjustments to Net Income attributable to GEO	837	(45)

Adjusted Net Income	$28,812	$42,157

Weighted average common shares outstanding - Diluted	119,933	119,496

Adjusted Net Income Per Diluted Share	$0.24	$0.35

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q1 2020	Q1 2019
	(unaudited)	(unaudited)
Net Income attributable to GEO	$25,181	$40,705
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,395	18,103
(Gain)/Loss on real estate assets	(424)	1,497

Equals: NAREIT defined FFO	$43,152	$60,305

Add (Subtract):
(Gain)/Loss on extinguishment of debt, pre-tax	(1,563)	—
Start-up expenses, pre-tax	1,953	—
COVID-19 expenses, pre-tax	892	—
Close-out expenses, pre-tax	1,936	—
Tax Effect of adjustments to Funds From Operations **	837	(45)

Equals: FFO, normalized	$47,207	$60,260

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	14,932	14,366
Consolidated Maintenance Capital Expenditures	(7,027)	(3,634)
Stock Based Compensation Expenses	9,768	6,727
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,670	2,563

Equals: AFFO	$66,550	$80,282

Weighted average common shares outstanding - Diluted	119,933	119,496

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.39	$0.50
AFFO Per Diluted Share	$0.55	$0.67

Regular Common Stock Dividends per common share	$0.48	$0.48

*	all figures in ‘000s, except per share data
**	tax adjustments related to (Gain)/Loss on real estate assets, (Gain)/Loss on extinguishment of debt, Start-up expenses, Covid-19 expenses, Close-out expenses and Loss on Investment in Life Insurance.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q1 2020	Q1 2019
	(unaudited)	(unaudited)
Net Income attributable to GEO	$25,181	$40,705
Less
Net loss attributable to noncontrolling interests	60	56

Net Income	$25,121	$40,649
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,260)	(2,596)
Income tax provision	6,546	4,840
Interest expense, net of interest income	28,742	31,884
(Gain)/Loss on extinguishment of debt	(1,563)	—
Depreciation and amortization	33,327	32,469
General and administrative expenses	53,782	46,424

Net Operating Income, net of operating lease obligations	$143,695	$153,670

Add:
Operating lease expense, real estate	4,953	6,608
(Gain)/Loss on real estate assets, pre-tax	(424)	1,497
Start-up expenses, pre-tax	1,953	—

Net Operating Income (NOI)	$150,177	$161,775

	Q1 2020	Q1 2019
	(unaudited)	(unaudited)
Net Income	$25,121	$40,649
Add (Subtract):
Income tax provision **	6,989	5,199
Interest expense, net of interest income ***	27,179	31,884
Depreciation and amortization	33,327	32,469
(Gain)/Loss on real estate assets, pre-tax	(424)	1,497

EBITDAre	$92,192	$111,698

Add (Subtract):
Net loss attributable to noncontrolling interests	60	56
Stock based compensation expenses, pre-tax	9,768	6,727
Start-up expenses, pre-tax	1,953	—
COVID-19 expenses, pre-tax	892	—
Close-out expenses, pre-tax	1,936	—

Adjusted EBITDAre	$106,801	$118,481

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

— More —

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2020 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2020
Net Income Attributable to GEO	$110,500	to	$123,500
Real Estate Related Depreciation and Amortization	74,500		74,500

Funds from Operations (FFO)	$185,000	to	$198,000

Net Adjustments (Gain on Extinguishment of Debt, Start-up expenses, Close-out expenses, COVID-19 expenses)	10,000		10,000

Normalized Funds from Operations	$195,000	to	$208,000

Non-Real Estate Related Depreciation and Amortization	62,000		62,000
Consolidated Maintenance Capex	(19,000)		(19,000)
Non-Cash Stock Based Compensation	24,500		24,500
Non-Cash Interest Expense	7,000		7,000

Adjusted Funds From Operations (AFFO)	$269,500	to	$282,500

Net Interest Expense	105,000		105,000
Non-Cash Interest Expense	(7,000)		(7,000)
Consolidated Maintenance Capex	19,000		19,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	18,500		18,500

Adjusted EBITDAre	$405,000	to	$418,000

G&A Expenses	198,000		198,000
Non-Cash Stock Based Compensation	(24,500)		(24,500)
Equity in Earnings of Affiliates	(7,000)		(7,000)
Real Estate Related Operating Lease Expense	18,000		18,000

Net Operating Income	$589,500	to	$602,500

Adjusted Net Income Per Diluted Share	$1.00	to	$1.12
AFFO Per Diluted Share	$2.25	to	$2.35
Weighted Average Common Shares Outstanding-Diluted	120,000	to	120,000

— End—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations